UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin (State of Incorporation)	26-1737267 (I.R.S. Employer Identification No.)
Cellular Dynamics International, Inc.
525 Science Drive
Madison, Wisconsin 53711
(608) 310-5100
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
____________________________________
Cellular Dynamics International, Inc. 2013 Equity Incentive Plan
(Full title of plan)
____________________________________
Robert J. Palay
Chairman of the Board and Chief Executive Officer
Cellular Dynamics International, Inc.
525 Science Drive Madison,
Wisconsin 53711
(608) 310-5100
(Name, address and telephone number, including area code, of agent for service)
with copy to:
Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(414) 273-3500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.0001 par value	632,560(2)	$5.50(3)	$3,479,080.00 (3)	$404.27

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2013 Equity Incentive Plan (the “2013 Plan”) effective January 1, 2015. Shares available for issuance under the 2013 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2013 (Registration No. 333-190460) and on April 14, 2014 (Registration No. 333-195252).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The price per share and aggregate offering price are calculated based on the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Global Market on January 7, 2015 (rounded up to the nearest cent), in accordance with Rule 457(c) under the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Cellular Dynamics International, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 632,560 additional shares of common stock under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to the provisions of the 2013 Plan providing for an automatic increase in the number of shares reserved for issuance under the 2013 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the SEC on August 8, 2013 (Registration No. 333-190460) and on April 14, 2014 (Registration No. 333-195252).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on January 14, 2014.

CELLULAR DYNAMICS INTERNATIONAL, INC.

By:	/s/ Timothy D. Daley
Timothy D. Daley
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert J. Palay	Chairman of the Board, Chief Executive Officer	January 14, 2014
Robert J. Palay	and Director (Principle Executive Officer)

/s/ Timothy D. Daley	Vice President, Chief Financial Officer and Treasurer	January 14, 2014
Timothy D. Daley	(Principal Financial Officer and Principal Accounting
Officer)

Directors:  Robert J. Palay, Michael J. Van Handel, Thomas M. Palay, Kenneth C. Hunt, Craig T. January, Sheli Z. Rosenberg, Stanley D. Rose, James A. Thomson, and Susan A. Willetts.

By: /s/ Anna M. Geyso
Anna M. Geyso
Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.1	2013 Equity Incentive Plan	S-8	333-190460	10.2	August 8, 2013
5.1	Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered					X
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)					X
23.2	Consent of Deloitte & Touche LLP					X
24.1	Powers of Attorney					X